Exhibit 16.2

January 11, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, NW
Washington, DC 20549

Dear Sirs/Madams:

We have read and agree with the comments relating to Deloitte &
Touche LLP in Item 4 of Form 8-K of Stage Stores, Inc. dated
January 11, 2001.

Very truly yours,

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP